Exhibit 99.1
Calumet Specialty Products Partners, L.P. Reports First Quarter 2020 Results
Commercial excellence and sales mix improvement drive core Specialty margins; Portfolio transformation, end-market diversity support resilient business model

INDIANAPOLIS — (PR NEWSWIRE) — May 7, 2020 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” the “Company,” “we,” “our” or “us”), a leading independent producer of specialty hydrocarbon and fuel products, today reported results for the first quarter ended March 31, 2020, as follows:

	Three Months Ended March 31,
	2020	2019
	(Dollars in millions, except per unit data)
Net income (loss)	$(14.4)	$16.4
Adjusted net income (loss)	$22.3	$(5.5)
Net income (loss) per unit	$(0.18)	$0.20
Adjusted net income (loss) per unit	$0.28	$(0.07)
Adjusted EBITDA	$83.7	$59.7
The Partnership’s $14.4 million of Net loss and $0.18 Net loss per unit for the first quarter 2020 included a $66.3 million unfavorable net impact related to the non-cash lower of cost or market (“LCM”) inventory adjustments, a $6.0 million non-cash loss on impairment and disposal of assets and a $31.6 million unrealized hedging gain. Excluding these and other non-cash charges, Adjusted net income and Adjusted net income per unit were $22.3 million and $0.28, respectively. The Partnership’s $83.7 million of Adjusted EBITDA for the first quarter 2020 excluded a $66.3 million unfavorable net impact related to the non-cash LCM inventory adjustments.
For detailed information on the non-GAAP measures presented in this release and a reconciliation of such measures to the nearest comparable GAAP measure for the periods presented above, please see the sections of this release entitled “Non-GAAP Financial Measures” and “Non-GAAP Reconciliations.”
Management Commentary
“Despite the slowing demand towards the end of the quarter, Calumet delivered another solid quarter and start to the year, as focused execution against our specialty-focused strategy and improved operations in our fuel products segment combined to deliver the strongest first quarter of Adjusted EBITDA since 2015, including net loss of $14.4 million and Adjusted EBITDA of $83.7 million,” said Chief Executive Officer Steve Mawer. “Our core specialty business delivered strong profitability in the quarter, driven by the Partnership’s commercial excellence initiatives that have led the improvement in our sales mix and maintaining our margins in a falling crude price environment. These efforts contributed to the significant year-over-year expansion to Adjusted gross profit per barrel and Adjusted EBITDA margins during the quarter. Our fuels segment performed well, with solid results supported by improved operational performance and record utilization at the Great Falls refinery. These structural improvements to both the commercial and operational aspects of our business drove the Partnership’s healthy earnings.”
Mawer added, “Looking ahead, we will continue to prioritize the health and safety of our team, customers and the communities in which we do business. I want to thank all our employees for their hard work and dedication to our customers through this difficult time. Many of our employees continue to work remotely, however, we are actively assessing and planning for a range of scenarios that would allow us to return to work, in accordance with guidance from health authorities. While federal guidelines and state orders have deemed our businesses as essential, the economic impacts of the virus are starting to be evident in a number of our end-markets. To date, our business operations have continued with limited interruption to our supply chain, and we will work to service the needs of our customers through this period of uncertainty. Calumet has taken significant strategic actions over the last several years to reposition the Partnership’s portfolio around the more consistent and defensible core specialty business. As this drastic change in the economic environment unfolded, we enacted a previously developed response plan which included reducing capital spending, inventory and corporate overhead costs, which has bolstered our liquidity. These actions, combined with the ongoing contributions of our improved operations have improved the resilience of our business, which we believe will increase Calumet’s ability to successfully navigate this period of volatility and uncertainty.”

Mawer concluded, “We remain firmly committed to our strategic priorities, and will work diligently to continue to prioritize free cash flows and improvement to our balance sheet and leverage metrics. While the demand landscape is unclear, we anticipate that we have adequate liquidity between our cash balance and borrowing capacity to weather these unusual market conditions.”

Specialty Products Segment | Results Summary

	Three Months Ended March 31,
	2020	2019
	(Dollars in millions, except per barrel data)
Gross profit	$70.1	$92.9
Adjusted gross profit	$92.1	$87.2
Adjusted EBITDA	$64.5	$58.4
Gross profit per barrel	$31.45	$38.07
Adjusted gross profit per barrel	$41.32	$35.73
Adjusted EBITDA Margin	19.7%	16.6%
During the first quarter, the Specialty products segment gross profit was $70.1 million compared to $92.9 million in the year-ago period. The Specialty products segment Adjusted EBITDA of $64.5 million and adjusted gross profit of $92.1 million, improved 10.4% and 5.6%, respectively, compared to the first quarter of 2019. This year-over-year growth in Adjusted EBITDA was driven primarily by improved Lubricating Oils margins, sales mix improvement from mix enrichment efforts and strong sales volumes of high-margin Finished Lubricants and Chemicals. Specialty products segment adjusted gross profit per barrel was $41.32, up 15.6% compared to the year-ago period, driven by improved sales volumes and contributions from the profitability plans implemented in the year prior. Adjusted EBITDA Margin was 19.7%, up 310 basis points compared to the year-ago period, due to stronger sales mix, margin improvement in the base oils market, and drop in crude oil prices at the end of the quarter, combining to increase margin capture versus the first quarter of 2019.

Fuel Products Segment | Results Summary

	Three Months Ended March 31,
	2020	2019
	(Dollars in millions, except per barrel data)
Gross profit	$(15.8)	$43.1
Adjusted gross profit	$28.5	$10.8
Adjusted EBITDA	$39.2	$25.9
Gross profit per barrel	$(2.57)	$5.85
Adjusted gross profit per barrel	$4.63	$1.47
During the first quarter, Fuel products segment gross profit was ($15.8) million, compared to $43.1 million in the year-ago period. Fuels products adjusted gross profit and Adjusted EBITDA of $28.5 million and $39.2 million, respectively, increased 163.9% and 51.4% compared to the year-ago period. The improvement was primarily due to the WCS/WTI heavy crude differential, which widened $7.09 per barrel compared to the year-ago period but was partially offset by increased RINs expenses during the quarter. Embedded Self-Help practices resulting in improved operational reliability and capacity utilization helped drive this year-over-year profitability improvement, despite headwinds in the market for fuels products.

Partnership Liquidity
As of March 31, 2020, the Partnership had total liquidity of $325.6 million, comprised of $103.7 million of cash and $221.9 million of availability under the revolving credit facility. As of March 31, 2020, Calumet had a $401.0 million borrowing base, $31.9 million in outstanding standby letters of credit and $147.2 million outstanding borrowings. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.
Full-Year 2020 Capital Spending Forecast
Through the first quarter of 2020, total capital spending, including turnaround investments, was $23.3 million. For the full-year 2020, the Partnership’s previously estimated capital expenditures were expected to be in the range of $80.0 million to $90.0 million, but due to increased volatility with domestic and global demand resulting from the ongoing COVID-19 pandemic, the Partnership’s capital expenditures are expected to be in the range of $50.0 million to $60.0 million.

Operations Summary
The following table sets forth information about the Partnership’s combined operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, and the resale of crude oil in the Partnership’s fuel products segment.

	Three Months Ended March 31,
	2020	2019
	(In bpd)
Total sales volume (1)	92,143	109,022
Total feedstock runs (2)	91,302	105,434
Facility production: (3)
Specialty products:
Lubricating oils	10,240	12,357
Solvents	6,807	7,935
Waxes	1,271	1,379
Packaged and synthetic specialty products (4)	1,405	1,874
Other	3,480	1,172
Total	23,203	24,717

Fuel products:
Gasoline	19,781	24,610
Diesel	25,898	30,477
Jet fuel	3,805	2,629
Asphalt, heavy fuel oils and other	15,211	19,329
Total	64,695	77,045
Total facility production (3)	87,898	101,762

(1)
Total sales volume includes sales from the production at the Partnership’s facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in the Partnership’s fuel products segment sales.

The decrease in total sales volume for the three months ended March 31, 2020, as compared to the same periods in 2019, is due primarily to the sale of the San Antonio refinery and the terminated third party naphthenic lubricating oil production arrangement.

(2)
Total feedstock runs represent the barrels per day (“bpd”) of crude oil and other feedstocks processed at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements.

The decrease in total feedstock runs for the three months ended March 31, 2020, as compared to the same periods in 2019, is due primarily to the sale of the San Antonio refinery.

(3)
Total facility production represents the barrels per day of specialty products and fuel products yielded from processing crude oil and other feedstocks at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

The change in total facility production for the three months ended March 31, 2020, as compared to the same period in 2019, is due primarily to the items discussed above.

(4)	Represents production of finished lubricants and chemicals specialty products including the products from the Royal Purple, Bel-Ray and Calumet Packaging facilities.
Webcast Information
A conference call is scheduled for 10:00 a.m. ET on May 7, 2020 to discuss the financial and operational results for the first quarter of 2020. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.com. Interested parties may also participate in the call by dialing (866) 584-9671 and entering the passcode 5843339. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company's website, under the events and presentations section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates nine manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, and eastern Missouri.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the effect, impact, potential duration or other implications of the ongoing novel coronavirus (“COVID-19”) pandemic and global crude oil production levels on our business and operations, (ii) our expectation regarding our business outlook and cash flows, (iii) our expectation regarding anticipated capital expenditures and strategic initiatives, and (iv) our ability to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; the recent outbreak of COVID-19 and the adverse impact thereof on our business, financial condition, results of operations and cash flows; the overall demand for specialty hydrocarbon products, fuels and other refined products in markets we serve; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuel products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity and inventory values; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; impact of possible divestitures of assets or business; the adequacy of capital resources and liquidity; our ability to access to capital, including debt and equity markets, to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuels Standard, including the prices paid for Renewable Identification Numbers; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
We have based our forward-looking statements on our current expectations, estimates and projections about our business and industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.

During the first quarter of 2020, we changed how we calculate Adjusted EBITDA, which is used by management for evaluating performance, allocating resources and managing our business. The revised calculation of Adjusted EBITDA now excludes the impact of LCM inventory adjustments and the liquidation of inventory layers calculated using the last-in, first-out (“LIFO”) method, which were previously included. This revised calculation better reflects the performance of our business segments including cash flows. Adjusted EBITDA has been revised for all periods presented to consistently reflect this change. We previously also presented Adjusted EBITDA (excluding LCM/LIFO), which is consistent with our revised definition of Adjusted EBITDA.
We use the following performance and liquidity measures:
EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including debt issuance costs), income taxes and depreciation and amortization.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) LCM inventory adjustments; (h) the impact of liquidation of inventory layers calculated using the LIFO method; and (i) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.
Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), income (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin for any period as Adjusted EBITDA divided by sales.
Adjusted net income (loss): We define Adjusted net income (loss) for any period as: net income (loss) adjusted for (a) impairment; (b) unrealized losses from mark to market accounting for hedging activities; (c) realized gains under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; (h) LCM inventory adjustments; and (i) the impact of liquidation of inventory layers calculated using the LIFO method.
Adjusted net income (loss) per unit: We define Adjusted net income (loss) per unit for any period as Adjusted net income (loss) divided by average limited partner units (diluted).
Specialty products segment Adjusted gross profit: We define Specialty products segment Adjusted gross profit for any period as Specialty products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation of inventory layers calculated using the LIFO method.
Fuel products segment Adjusted gross profit: We define Fuel products segment Adjusted gross profit for any period as Fuel products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation of inventory layers calculated using the LIFO method.
Further, management and various investors use the ratio of Net debt (defined as total debt less cash) to Adjusted EBITDA, or “net debt leverage,” as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. The metric “total debt less cash” includes borrowed long-term debt, letters of credit, and capital lease obligations, less cash.
The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”); our 7.75% senior notes due April 15, 2023, that were issued in March 2015 (the “2023 Notes”), and our 11.00% senior notes due April 15, 2025, that were issued in October 2019 (the “2025 Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2022 Notes, 2023 Notes and 2025 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and

•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments.
We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions and interest costs. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, and segment Adjusted gross profit should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, and segment Adjusted gross profit management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss), Adjusted net income (loss) per unit, and segment Adjusted gross profit are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit and segment Adjusted gross profit may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit and segment Adjusted gross profit in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss) to Net income (loss), our most directly comparable GAAP financial performance measure; Distributable Cash Flow to net cash provided by (used in) operating activities, our most directly comparable GAAP liquidity measure, for each of the periods indicated; and segment Adjusted gross profit to segment gross profit, our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended March 31,
	2020	2019
Sales	$692.6	$851.3
Cost of sales	638.3	715.3
Gross profit	54.3	136.0
Operating costs and expenses:
Selling	13.3	13.3
General and administrative	20.2	34.9
Transportation	30.8	35.9
Taxes other than income taxes	5.0	5.1
Loss on impairment and disposal of assets	6.0	11.7
Other operating expense	3.0	1.3
Operating income (loss)	(24.0)	33.8
Other income (expense):
Interest expense	(29.3)	(32.3)
Gain on debt extinguishment	—	0.4
Gain on derivative instruments	38.5	9.1
Other	0.9	5.3
Total other income (expense)	10.1	(17.5)
Net income (loss) before income taxes	(13.9)	16.3
Income tax (benefit) expense	0.5	(0.1)
Net income (loss)	$(14.4)	$16.4
Allocation of net income (loss):
Net income (loss)	$(14.4)	$16.4
Less:
General partner’s interest in net income (loss)	(0.3)	0.3
Non-vested share-based payments	—	0.1
Net income (loss) available to limited partners	$(14.1)	$16.0
Weighted average limited partner units outstanding:
Basic	78,399,314	78,111,551
Diluted	78,399,314	78,175,007
Limited partners’ interest basic and diluted net income (loss) per unit:	$(0.18)	$0.20

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$103.7	$19.1
Accounts receivable, net	176.0	175.0
Other	11.0	13.5
	187.0	188.5
Inventories	222.6	292.6
Derivative assets	22.8	0.9
Prepaid expenses and other current assets	8.3	11.0
Total current assets	544.4	512.1
Property, plant and equipment, net	964.7	973.5
Goodwill	172.5	171.4
Other intangible assets, net	68.4	71.2
Operating lease right-of-use assets	78.5	93.1
Other noncurrent assets, net	33.8	36.5
Total assets	$1,862.3	$1,857.8
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$158.5	$230.2
Accrued interest payable	46.8	32.0
Accrued salaries, wages and benefits	22.4	35.7
Other taxes payable	13.7	11.8
Obligations under inventory financing agreements	95.1	134.3
Other current liabilities	50.2	58.6
Current portion of operating lease liabilities	49.0	60.6
Current portion of long-term debt	2.0	1.8
Total current liabilities	437.7	565.0
Pension and postretirement benefit obligations	7.6	7.9
Other long-term liabilities	20.6	20.8
Long-term operating lease liabilities	30.7	33.0
Long-term debt, less current portion	1,358.7	1,209.5
Total liabilities	1,855.3	1,836.2
Commitments and contingencies
Partners’ capital:
Partners’ capital	17.8	32.2
Accumulated other comprehensive loss	(10.8)	(10.6)
Total partners’ capital	7.0	21.6
Total liabilities and partners’ capital	$1,862.3	$1,857.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2020	2019
Operating activities
Net income (loss)	$(14.4)	$16.4
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	26.4	28.2
Amortization of turnaround costs	5.1	4.8
Non-cash interest expense	1.5	1.9
Gain on debt extinguishments	—	(0.4)
Unrealized (gain) loss on derivative instruments	(31.6)	2.6
Loss on impairment and disposal of assets	6.0	11.7
Operating lease expense	20.2	20.8
Operating lease payments	(20.1)	(20.6)
Equity-based compensation	(4.5)	2.2
Lower of cost or market inventory adjustment	66.3	(38.9)
Other non-cash activities	2.2	(4.0)
Changes in assets and liabilities:
Accounts receivable	(1.1)	(69.8)
Inventories	3.8	31.9
Prepaid expenses and other current assets	1.5	(3.5)
Derivative activity	(1.4)	(0.1)
Turnaround costs	(9.8)	(1.7)
Accounts payable	(65.3)	37.2
Accrued interest payable	11.2	14.4
Accrued salaries, wages and benefits	(8.5)	(6.8)
Other taxes payable	1.9	2.9
Other liabilities	(9.1)	(1.8)
Pension and postretirement benefit obligations	(0.2)	—
Net cash provided by (used in) operating activities	$(19.9)	$27.4
Investing activities
Additions to property, plant and equipment	(14.9)	(9.5)
Acquisition of business, net of cash acquired	(3.3)	—
Proceeds from sale of unconsolidated affiliate	—	5.0
Proceeds from sale of property, plant and equipment	—	3.6
Net cash provided by discontinued investing activities	0.9	2.0
Net cash provided by (used in) investing activities	$(17.3)	$1.1
Financing activities
Proceeds from borrowings — revolving credit facility	472.5	—
Repayments of borrowings — revolving credit facility	(325.3)	—
Repayments of borrowings — senior notes	—	(23.2)
Payments on finance lease obligations	(0.1)	(1.0)
Proceeds from inventory financing	245.1	279.2
Payments on inventory financing	(269.7)	(286.1)
Proceeds from other financing obligations	—	0.3
Payments on other financing obligations	(0.7)	(0.6)
Contributions from Calumet GP, LLC	—	0.1
Net cash provided by (used in) financing activities	$121.8	$(31.3)
Net increase (decrease) in cash and cash equivalents	$84.6	$(2.8)
Cash and cash equivalents at beginning of period	19.1	155.7
Cash and cash equivalents at end of period	$103.7	$152.9
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$10.8	$3.3

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF NET INCOME (LOSS)
TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended March 31,
	2020	2019
Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net income (loss)	$(14.4)	$16.4
Add:
Interest expense	29.3	32.3
Depreciation and amortization	26.4	28.2
Income tax (benefit) expense	0.5	(0.1)
EBITDA	$41.8	$76.8
Add:
LCM / LIFO (gain) loss	$66.5	$(38.0)
Unrealized (gain) loss on derivative instruments	(31.6)	2.6
Amortization of turnaround costs	5.1	4.8
Gain from debt extinguishment	—	(0.4)
Gain on sale of unconsolidated affiliate	—	(1.2)
Loss on impairment and disposal of assets	6.0	11.7
Equity based compensation and other items	(2.9)	3.4
Other non-recurring expenses	(1.2)	—
Adjusted EBITDA	$83.7	$59.7
Less:
Replacement and environmental capital expenditures (1)	$7.2	$6.2
Cash interest expense (2)	27.8	30.4
Turnaround costs	9.8	1.7
Income from unconsolidated affiliates	—	3.8
Income tax (benefit) expense	0.5	(0.1)
Distributable Cash Flow	$38.4	$17.7

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA AND EBITDA TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(In millions)

	Three Months Ended March 31,
	2020	2019
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash provided by (used in) operating activities:	(Unaudited)
Distributable Cash Flow	$38.4	$17.7
Add:
Replacement and environmental capital expenditures (1)	7.2	6.2
Cash interest expense (2)	27.8	30.4
Turnaround costs	9.8	1.7
Gain (loss) from unconsolidated affiliates	—	3.8
Income tax (benefit) expense	0.5	(0.1)
Adjusted EBITDA	$83.7	$59.7
Less:
LCM / LIFO (gain) loss	$66.5	$(38.0)
Unrealized (gain) loss on derivative instruments	(31.6)	2.6
Amortization of turnaround costs	5.1	4.8
Gain from debt extinguishment	—	(0.4)
Gain on sale of unconsolidated affiliate	—	(1.2)
Loss on impairment and disposal of assets	6.0	11.7
Other non-recurring income	(1.2)	—
Equity based compensation and other items	(2.9)	3.4
EBITDA	$41.8	$76.8
Add:
Unrealized (gain) loss on derivative instruments	$(31.6)	$2.6
Cash interest expense (2)	(27.8)	(30.4)
Equity based compensation	(4.5)	2.2
Lower of cost or market inventory adjustment	66.3	(38.9)
Income from unconsolidated affiliates	—	(3.8)
Gain on sale of unconsolidated affiliates	—	(1.2)
Amortization of turnaround costs	5.1	4.8
Gain from debt extinguishment	—	(0.4)
Operating lease expense	20.2	20.8
Operating lease payments	(20.1)	(20.6)
Loss on impairment and disposal of assets	6.0	11.7
Income tax benefit (expense)	(0.5)	0.1
Changes in assets and liabilities:
Accounts receivable	(1.1)	(69.8)
Inventories	3.8	31.9
Other current assets	1.5	(3.5)
Derivative activity	(1.4)	(0.1)
Turnaround costs	(9.8)	(1.7)
Accounts payable	(65.3)	37.2
Accrued interest payable	11.2	14.4
Other liabilities	(15.7)	(5.7)
Other	2.0	1.0
Net cash provided by (used in) operating activities	$(19.9)	$27.4

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME (LOSS)
(In millions)

	Three Months Ended March 31,
	2020	2019
Reconciliation of Segment Adjusted EBITDA to EBITDA and Net income (loss):	(Unaudited)
Segment Adjusted EBITDA
Specialty products Adjusted EBITDA	$64.5	$58.4
Fuel products Adjusted EBITDA	39.2	25.9
Corporate Adjusted EBITDA	(20.0)	(24.6)
Total segment Adjusted EBITDA	$83.7	$59.7
Less:
LCM / LIFO (gain) loss	$66.5	$(38.0)
Unrealized (gain) loss on derivative instruments	(31.6)	2.6
Amortization of turnaround costs	5.1	4.8
Loss on impairment and disposal of assets	6.0	11.7
Gain from debt extinguishment	—	(0.4)
Gain on sale of unconsolidated affiliate	—	(1.2)
Equity based compensation and other items	(2.9)	3.4
Other non-recurring income	(1.2)	—
EBITDA	$41.8	$76.8
Less:
Interest expense	$29.3	$32.3
Depreciation and amortization	26.4	28.2
Income tax (benefit) expense	0.5	(0.1)
Net income (loss)	$(14.4)	$16.4

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT METRICS EXCLUDING LCM/LIFO
(In millions, except per barrel data)

	Three Months Ended March 31,
	2020	2019
Reconciliation of Segment Metrics Excluding LCM/LIFO:	(Unaudited)
Specialty products segment gross profit	$70.1	$92.9
LCM inventory adjustments	22.0	(6.6)
LIFO inventory layer adjustments	—	0.9
Specialty products segment Adjusted gross profit	$92.1	$87.2

Fuel products segment gross profit	$(15.8)	$43.1
LCM inventory adjustments	44.3	(32.3)
Fuel products segment Adjusted gross profit	$28.5	$10.8

Reported Specialty products segment gross profit per barrel	$31.45	$38.07
LCM/LIFO inventory adjustments per barrel	9.87	(2.34)
Specialty products segment Adjusted gross profit per barrel	$41.32	$35.73

Reported Fuel products segment gross profit per barrel	$(2.57)	$5.85
LCM/LIFO inventory adjustments per barrel	7.20	(4.38)
Fuel products segment Adjusted gross profit per barrel	$4.63	$1.47

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(In millions, except per unit data)

	Three Months Ended March 31,
	2020	2019
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	(Unaudited)
Net income (loss)	$(14.4)	$16.4
Add:
LCM inventory adjustments	65.2	(38.9)
LIFO inventory layer adjustments	—	0.9
Unrealized (gain) loss on derivative instruments	(31.6)	2.6
Gain from debt extinguishment	—	(0.4)
Gain on sale of unconsolidated affiliate	—	(1.2)
Loss on impairment and disposal of assets	6.0	11.7
Equity based compensation and other non-cash items	(2.9)	3.4
Adjusted net income (loss)	$22.3	$(5.5)

Adjusted net income (loss) per unit	$0.28	$(0.07)

Average limited partner units - diluted	78,399,314	78,175,007

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET DEBT / LTM ADJUSTED EBITDA
(Dollars in millions)

	March 31,
	2020		2019
Reconciliation of Net Debt / LTM Adjusted EBITDA	(Unaudited)
Revolving Credit Facility	$147.2		$—
6.50% Senior Notes due 2021	—		876.8
7.625% Senior Notes due 2022	350.0		350.0
7.75% Senior Notes due 2023	325.0		325.0
11.00% Senior Notes due 2025	550.0		—
Finance Leases	3.9		3.3
Other	3.4		4.9
Total Debt	$1,379.5		$1,560.0

Less Cash	$103.7		$152.9
Net Debt	$1,275.8		$1,407.1

LTM Adjusted EBITDA	$286.8		$288.6

Net Debt / LTM Adjusted EBITDA	4.4	x	4.9	x